EXHIBIT 8.2
                                                                    -----------


          [LETTERHEAD OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP]



(212) 373-3000

(212) 757-3990

www.paulweiss.com


                                                        June 15, 2007




Pengrowth Energy Trust
Suite 2900
240 4th Avenue S.W.
Calgary, Alberta, Canada  T2P 4H4

Ladies and Gentlemen:

                  We have acted as United States tax counsel for Pengrowth Energy Trust (the "Trust") in connection with the filing of a registration statement on Form F-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Rules"), in respect of 5,000,000 trust units (the "Trust Units") issuable pursuant to the Trust's Distribution Reinvestment Plan (the "Plan").

                  We have been asked to render our opinion as to certain tax matters in connection with the Registration Statement. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Registration Statement.

                  In rendering our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements and other documents as we have deemed relevant and necessary and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed, without independent verification, (i) the authenticity of original documents, (ii) the accuracy of copies and the genuineness of signatures, (iii) that the execution and delivery by each party to a document and the performance by such party of its obligations thereunder have been authorized by all necessary measures and do not violate or result in a breach of or default under such party's certificate or instrument of

Pengrowth Energy Trust
June 15, 2007                                                                 2


formation and by-laws or the laws of such party's jurisdiction of organization,
(iv) that each agreement represents the entire agreement between the parties with respect to the subject matter thereof, (v) that the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein and (vi) that the transactions provided for by each agreement were and will be carried out in accordance with their terms. In rendering our opinion we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion exclusively on those facts that have been provided to us by you and your agents, which we assume have been, and will continue to be, true.

                  The opinion set forth below is based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, treasury regulations and other applicable authorities, all as in effect on the date hereof. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any change in law or the facts regarding the Plan, or any inaccuracy in the facts or assumptions on which we relied, could affect the continuing validity of the opinion set forth below. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to an attention.

                  Based upon and subject to the foregoing, and subject to the qualifications set forth herein, we are of the opinion that the statements set forth under the caption "United States Federal Income Tax Considerations" in the Registration Statement are an accurate general description of the United States federal income consequences described therein. Such statements do not, however, purport to discuss all United States federal income consequences of the ownership and disposition of the Trust Units and are limited to those United States federal income consequences specifically discussed therein and subject to the qualifications set forth therein.

                  We are furnishing this letter in our capacity as United States tax counsel to the Trust. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, except as set forth below.

Pengrowth Energy Trust
June 15, 2007                                                                 3


                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, or in any amendment thereto pursuant to Rule 462 under the Securities Act, and to the reference to us under the heading "Legal Matters" in the prospectus included in the Registration Statement, or in any amendment thereto pursuant to Rule 462 under the Securities Act. In giving this consent, we do not agree that we come within the category of persons whose consent is required by the Securities Act or the Rules.

                               Very truly yours,


                               /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
                               ------------------------------------------------
                               PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP